Exhibit 99(a), Form 10-K
                                                      Kansas City Life
                                                      Insurance Company





                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549


                                      FORM 11-K







            [ ]             ANNUAL REPORT PURSUANT TO SECTION 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]
                          For the fiscal year ended December 31, 1995



                                         OR



            [ ]        TRANSITION REPORT PURSUANT TO SECTION 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED] For the transition period from __________ to ___________



                           Commission File Number 2-40764



    A. Kansas City Life Insurance Company Savings and Investment Plan 3520 Broadway
        Kansas City, Missouri 64111-2565



    B.  Kansas City Life Insurance Company
        3520 Broadway
        Kansas City, Missouri 64111-2565





Kansas City Life
Insurance Company
Savings and Investment Plan

Financial Statements

1995




Statement of Net Assets
    Available for Plan Benefits .............. 1-2

Statement of Changes in Net Assets
      Available for Plan Benefits ............ 3-4

Notes to Financial Statements  ............ 5-8

                Supplemental Schedules

Assets Held for Investment ..................   9

Transactions in Excess of Five
    Percent of the Current Value
     of the Plan Assets  ............................. 10

Report of Independent Auditors






Kansas City Life Insurance Company
Savings and Investment Plan
Statement of Net Assets Available for Plan Benefits
December 31, 1995

(in thousands)

                                    Fund     Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund   Loan
                                      I       II      III     IV       V       VI     VII    VIII    IX     Fund   Total


Assets
Investments, at fair value:
  Twentieth Century Growth           2330       -       -       -       -        -       -       -      -     -     2330
  Kansas City Life common stock         -    3917   18864       -       -        -       -       -      -     -    22781
  Met Life Guar. Interest Contract      -       -       -    3896       -        -       -       -      -     -     3896
  Vanguard Bond Index Fund              -       -       -       -     645        -       -       -      -     -      645
  Templeton Foreign Fund                -       -       -       -       -     1919       -       -      -     -     1919
  Vanguard Balanced Index Fund          -       -       -       -       -              424       -      -     -      424
  Fidelity Value Fund                   -       -       -       -       -        -            2324      -     -     2324
  Vanguard Extended Market Fund         -       -       -       -       -        -       -             511    -      511
Loans to participants                   -       -       -       -       -        -       -       -           872     872
      Total investments              2330    3917   18864    3896     645     1919     424    2324     511   872   35702

Restricted cash and investments         -       -       2       -       -        -       -       -       -     -       2
Cash                                  (25)     18     128       3       5       44      (1)     16      21     -     243
Interest receivable                     -       -       -      19       -        -       -       -       -     -      19
Other receivable                        -       -      14       -       -        -       -       -       -     -      14
                                     2305    3935   19008    3952     650     1963     423    2340     532   872   35980


Liabilities
Forfeitures escrowed                    -       -       2       -       -        -       -       -       -     -       2

Net assets available
    for plan benefits                2305    3935   19006    3952     650     1963     423    2340     532   872   35978



See accompanying Notes to Financial Statements.

Kansas City Life Insurance Company
Savings and Investment Plan
Statement of Net Assets Available for Plan Benefits
December 31, 1994

(in thousands)

                                     Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund   Loan
                                      I       II      III     IV      V       VI      VII    VIII     IX    Fund   Total

Assets
Investments, at fair value:
  Twentieth Century Growth           1876       -       -       -       -        -       -       -       -     -    1876
  Kansas City Life common stock         -    3230   14265       -       -        -       -       -       -     -   17495
  Met Life Guar. Interest Contract      -       -       -    4272       -        -       -       -       -     -    4272
  Vanguard Bond Index Fund              -       -       -       -     433        -       -       -       -     -     433
  Templeton Foreign Fund                -       -       -       -       -     1573       -       -       -     -    1573
  Vanguard Balanced Index Fund          -       -       -       -       -        -     238       -       -     -     238
  Fidelity Value Fund                   -       -       -       -       -        -       -    1481       -     -    1481
  Vanguard Extended Market Fund         -       -       -       -       -        -       -       -     227     -     227
Loans to participants                   -       -       -       -       -        -       -       -       -   751     751
      Total investments              1876    3230   14265    4272     433     1573     238    1481     227   751   28346

Restricted cash and investments         -       -       3       -       -        -       -       -       -     -       3
Cash                                   (4)      3      39    (174)     58       17       9      28      22     -      (2)
Interest receivable                     -       -       -      17       -        -       -       -       -     -      17
Contributions receivable                4       3      17       4       1        3       1       3       1     -      37
                                     1876    3236   14324    4119     492     1593     248    1512     250   751   28401

Liabilities
Forfeitures escrowed                    -       -       3       -       -        -       -       -       -     -       3

Net assets available
    for plan benefits                1876    3236   14321    4119     492     1593     248    1512     250   751   28398


See accompanying Notes to Financial Statements.

Kansas City Life Insurance Company
Savings and Investment Plan
Statement of Changes in Net Assets Available for Plan Benefits
Year ended December 31, 1995

(in thousands)

                                     Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund   Loan
                                      I       II      III     IV      V       VI      VII    VIII     IX    Fund   Total


Contributions:
  Employer                              -       -    1637       -       -        -       -       -       -     -    1637
  Employee                            272     239       -     310      76      294       58    310      78     -    1637
                                      272     239    1637     310      76      294       58    310      78     -    3274

Investment income, net:
  Interest                              -       -       3     216       -        -        -      -       -     -     219
  Interest on participant loans        12       7       -      12       2        8        2     11       2     -      56
  Dividends                             7     126     580       -      36       49       13     21       6     -     838
  Net appreciation on
     investments                      380     819    3764       -      54      140       66    427      90     -    5740
    Net investment income             399     952    4347     228      92      197       81    459      98     -    6853




Employee withdrawals                 (116)   (169)  (1251)   (638)     (71)    (148)    (3)    (98)   (5)      -   (2499)
Forfeitures                             -       -     (48)      -        -        -      -       -     -       -     (48)
Participant loans:  Made             (106)    (49)      -    (181)     (13)     (62)    (6)    (79)  (12)    508       -
                    Repaid             79      66       -      83       16       52     14      63    14    (387)      -
Transfer from (to) other funds        (99)   (340)      -      31       58       37     31     173   109       -       -



Net assets available for
   plan benefits:
Net increase (decrease)               429     699    4685    (167)     158      370    175     828   282     121    7580
  Beginning of year                  1876    3236   14321    4119      492     1593    248    1512   250     751   28398

      End of year                    2305    3935   19006    3952      650     1963    423    2340   532     872   35978


See accompanying Notes to Financial Statements.

Kansas City Life Insurance Company
Savings and Investment Plan
Statement of Changes in Net Assets Available for Plan Benefits
Year ended December 31, 1994

(in thousands)

                                     Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund   Loan
                                      I       II      III     IV      V       VI      VII    VIII     IX    Fund   Total

Contributions:
  Employer                              -       -    1621       -        -        -      -       -     -       -    1621
  Employee                            271     287       -     323       79      280     55     269    57       -    1621
                                      271     287    1621     323       79      280     55     269    57       -    3242

Investment income, net:
  Interest                              -       -       1     197        -        -      -       -     -       -     198
  Interest on participant loans         8       7       -       9        2        6      1       7     1       -      41
  Dividends                             4     107     468       -       27       25      9       6     4       -     650
  Net appreciation (depreciation)
    on investments                    (29)   (614)  (2695)      -      (38)     (36)   (12)     86    (8)      -   (3346)
    Net investment income             (17)   (500)  (2226)    206       (9)      (5)    (2)     99    (3)      -   (2457)




Employee withdrawals                 (113)   (257)  (1381)   (552)     (39)     (58)   (11)   (197)  (16)      -   (2624)
Forfeitures                             -       -     (65)      -        -        -      -       -     -       -     (65)
Participant loans:  Made             (128)   (103)      -    (118)      (8)     (38)    (5)    (33)   (2)    435       -
                    Repaid             53      50       -      67       13       36      7      46     6    (278)      -
Transfer from (to) other funds        (94)      4       -    (329)      67      167    (17)    162    40       -       -



Net assets available for
   plan benefits:
  Net increase (decrease)             (28)   (519)  (2051)   (403)     103      382     27     346    82     157   (1904)
  Beginning of year                  1904    3755   16372    4522      389     1211    221    1166   168     594   30302

      End of year                    1876    3236   14321    4119      492     1593    248    1512   250     751   28398



See accompanying Notes to Financial Statements.

Kansas City Life Insurance Company
Savings and Investment Plan
Notes To Financial Statements


ORGANIZATION

The Kansas City Life Insurance Company Savings and Investment Plan (the Plan) is a defined contribution benefit plan sponsored by Kansas City Life Insurance Company (the Company) and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is administered by a committee appointed by the Executive Committee of the Company. On January 1, 1988, the original plan was revised to incorporate the provisions of Section 401(k) of the Internal Revenue Code. The cash and investments of the Plan are
in the custody of three trustees who are also officers of the Company.   The
Plan consists of nine funds. Fund I invests in a growth stock fund. Funds II and III invest in the Company's common stock. All Company contributions and earnings thereon are included in Fund III. Fund IV invests in a Guaranteed
Interest Contract (GIC).   Fund V invests in an investment grade bond fund.
Fund VI invests in a managed global common stock fund. Fund VII invests in a balanced index fund. Fund VIII invests in a capital appreciation stock fund. Fund IX invests in a small capitalization stock index fund.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Plan have been prepared on the basis of generally accepted accounting principles.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Valuation of Investments

The investments of the Plan in Funds I and V through IX are reported at fair value based upon quoted market prices. The investments in Funds II and III are reported at fair value based upon December's average bid price. Investments in Fund IV are reported at the contract value as stated in the guaranteed interest contract, which approximates fair value. The cost of investments sold is determined on the specific identification basis.

Expenses

With the exception of mutual fund administrative fees, costs associated with the administration of the Plan are borne by the Company.

ELIGIBILITY

Each employee, who is at least 21 years of age and has completed one year of employment, with a minimum of 1,000 hours of employment from date of hire is qualified to participate in the Plan.

CONTRIBUTIONS

The participant may elect to enter into a compensation reduction agreement with the Company by which a contribution will be made in an amount equal to one to ten percent of his or her unreduced monthly base salary. The maximum participant contribution for 1995 could not exceed $9,240, with cost of living increases in future years. Effective January 1, 1994, the maximum contribution made for any participant who is classified as highly compensated was changed from five to six percent. The contribution rate can be changed only once in any six month period.

The Company, with respect to each participant, contributes to the Plan as soon as practicable after the end of each month, out of its current or accumulated earnings and profits, an amount equal to 100 percent of such participant's contribution to the Plan. The Company's contributions are made in common stock of the Company, which may be either treasury or authorized and unissued stock. Treasury Stock or shares of authorized but unissued stock are valued at the average of its bid price on the over-the-counter market for all business days following the previous monthly valuation date.

WITHDRAWALS AND LOANS

The Plan allows a participant to withdraw all or a part of the value of his or her account which was contributed prior to January 1, 1988. The value of a participant account attributable to contributions after that date may not be withdrawn except in cases of extreme financial hardship. Hardship withdrawals are subject to the approval of the Administrative Committee, and any such withdrawal will be limited to the amount of actual contributions made to the Plan. Gains associated with the contributions or any of the matching Fund III amounts may not be withdrawn for any reason.


A participant may request a loan from the 401(k) portion of their elective accounts under the terms and conditions established by the Administrative Committee. The amount that may be borrowed is limited in accordance with the Internal Revenue Code Section 72(p). Loans will be made for a period no longer than five years, except for a loan used to acquire a primary residence, which may be for up to ten years.

VESTING

Company contributions vest to the participant 30 percent after three years of employment,40 percent after four years and an additional 20 percent each year thereafter until the participant is fully vested in Company contributions after seven years.

TAX STATUS

The Internal Revenue Service has issued a determination letter dated October 3, 1995 that, in form, the Plan and Trust forming a part thereof, meet the requirements of the Internal Revenue Code Section 401(a) as a qualified plan
and trust.   If the Plan qualifies in operation, the Trust's earnings will be exempt from taxation, the Company's contributions will be deductible, and each participant will incur no current tax liability on either the Company's contributions or any earnings of the trust credited to the participant's account prior to the time that such contributions or earnings are withdrawn or made available to the participant. At the time a distribution occurs, whether because of retirement, termination, death, disability or voluntary withdrawal of funds, any amounts distributed comprised of Company contributions, employee pretax contributions, and earnings on contributions of the Company or the participant shall be taxed to the participant at the tax rate then in effect. The Plan administrator is not aware of any series of events or course of actions that could adversely affect the Plan's qualified status.

RESTRICTED CASH AND INVESTMENTS

Participants under the original provision of the savings and investment plan, who are less than 50 percent vested in Fund III and who elect to withdraw proceeds from their accounts will forfeit an amount equal to 50 percent of the withdrawal, but the dollar amount forfeited cannot exceed their non-vested funds.

Such forfeitures are to be held in escrow for a period not to exceed five years. If the full amount withdrawn by the employee is repaid to the Plan, amounts held in escrow will be restored for the benefit of the participant. Amounts which are not repaid within five years are used to reduce future employer contributions.

All forfeitures resulting from a termination of employment will be immediately reallocated to reduce future employer contributions.

INVESTMENTS

The guaranteed interest contracts held by the Plan provided an average yield of 5.4% and 4.6% during 1995 and 1994, respectively. Also, crediting rates for contracts held were 5.8% and 4.75% at December 31, 1995 and 1994, respectively. These crediting rates are reset every three months by Met Life.

The fair value of individual investments that represent 5 percent or more of the Plan's participating employees' net assets available for plan benefits follows.


                                                       1995       1994
                                                        (in thousands)

Twentieth Century Growth Stock Fund,
120,169 shares  - 1995, and 100,099 shares  - 1994.  $ 2,330     1,876

Kansas City Life Insurance Company common stock,
439,019 shares - 1995, and 422,900 shares - 1994.     22,781    17,495

Met Life Managed Guaranteed Interest Contract          3,896     4,272

Templeton Foreign Fund
209,088 shares - 1995, and 178,290 shares - 1994.      1,919     1,573

Fidelity Value Fund
46,820 shares - 1995, and 36,292 shares -1994.         2,324     1,481

The fair value of the Plan's investments has changed as follows.

                            1995                     1994
                                    (in thousands)
                                                             Net
                                Net                       Appreciation
                           Appreciation                  Depreciation)
               Fair Value  In Fair Value    Fair Value   In Fair Value


     Fund I       $ 2,330         380          $ 1,876        (29)
          II        3,917         819            3,230       (614)
          III      18,864       3,764           14,265     (2,695)
          IV        3,896       -                4,272       -
          V           645          54              433        (38)
          VI        1,919         140            1,573        (36)
          VII         424          66              238        (12)
          VIII      2,324         427            1,481          86
          IX          511          90              227         (8)
     Total        $34,830       5,740           27,595     (3,346)

Kansas City Life Insurance Company
Savings and Investment Plan
Assets Held for Investment
December 31, 1995

(in thousands, except shares)

                                                 Number of
                                                 Shares or
Description of Investments                       Par Value            Cost Fair Value


Common stock:
Kansas City Life Insurance Company             439,019 shares         14191   22781

Mutual funds:
Twentieth Century Growth Stock Fund            120,169 shares          1482   2330
Met Life Managed Guar. Interest Contract       $3,895,511              3895   3896
Vanguard Bond Index Fund                        63,672 shares           628    645
Templeton Foreign Fund                         209,088 shares          1732   1919
Vanguard Balanced Index Fund                    33,250 shares           372    424
Fidelity Value Fund                             46,820 shares          1782   2324
Vanguard Index Trust-Extended Market Fund       21,227 shares           428    511
    Total mutual funds                                                10319  12049

Loans:
Loans to participants (interest rates range from
  6.5% to 10.0%)                                        -               872    872

                                                                      25382  35702





Kansas City Life Insurance Company
Savings and Investment Plan
Transactions in Excess of
Five Percent of the Current Value of the Plan Assets
Year ended December 31, 1995



Party Involved and
Description of Asset     Transactions  Shares    Cost  Consideration   Net Gain


Category (iii)--series of transactions in excess of 5 percent of plan assets:

Kansas City Life
  common stock              14 buys    30,429   $1,393       -           -

Kansas City Life
  common stock              8 sells    14,310    453       691          238





There were no category (i), (ii), or (iv) reportable transactions during 1995.

                 Report of Independent Auditors

The Board of Trustees
Kansas City Life Insurance Company
 Savings and Investment Plan

We have audited the accompanying statements of net assets available for plan benefits of the Kansas City Life Insurance Company Savings and Investment Plan (the Plan) as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan at December 31, 1995 and 1994, and the changes in its financial position for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1995 and transactions in excess of 5% of the current value of plan assets for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                             /s/ Ernst & Young LLP
Kansas City, Missouri
February 23, 1996